UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

QLogic Corporation (“QLogic”) held its annual meeting of stockholders (the “Annual Meeting”) on August 23, 2012 in Aliso Viejo, California. At the Annual Meeting, QLogic’s stockholders voted upon the following three proposals and cast their votes as described below.

Proposal 1

QLogic’s stockholders elected the seven individuals listed below to the QLogic Board of Directors (the “Board”), to serve on the Board until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast.

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Simon Biddiscombe	76,233,349	1,193,855	101,923	10,483,124
H.K. Desai	75,474,101	1,953,436	101,590	10,483,124
Balakrishnan S. Iyer	64,610,298	12,745,441	173,388	10,483,124
Kathryn B. Lewis	72,093,535	5,315,273	120,319	10,483,124
D. Scott Mercer	71,976,550	5,343,244	209,333	10,483,124
George D. Wells	71,821,933	5,599,528	107,666	10,483,124
William M. Zeitler	76,239,771	1,052,258	237,098	10,483,124

Proposal 2

Proposal 2 was an advisory vote to approve executive compensation, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
74,884,671	2,434,522	209,934	10,483,124

Proposal 3

Proposal 3 was the ratification of the appointment of KPMG LLP as QLogic’s independent registered public accounting firm for the fiscal year ending March 31, 2013, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
82,658,081	5,135,178	218,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

August 24, 2012	/s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer